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                                                                  Exhibit 4(M)


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                                 LOAN AGREEMENT

                                     between

              ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                       and

                               UNITEL VIDEO, INC.

                            Dated as of July 1, 1997

                                 Relating to the

              ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
               Variable Rate Demand Revenue Bonds, Series 1997
                          (Unitel Mobile Video Project)

==============================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS - ACCEPTANCE OF INDENTURE..............................3

  Section 1.01. Definitions..................................................3

  Section 1.02. Acceptance of Indenture......................................4

  Section 1.03. Assignment to Trustee........................................4

  Section 1.04. Accounting Principles........................................4

ARTICLE II THE PROJECT.......................................................5

  Section 2.01. The Project..................................................5

  Section 2.02. Costs of Project.............................................5

ARTICLE III LOAN OF BOND PROCEEDS............................................6

  Section 3.01. Sale and Delivery of Bonds...................................6

  Section 3.02. Loan of Bond Proceeds........................................6

  Section 3.03. Use of Bond Proceeds.........................................6

  Section 3.04. Corporation Contribution.....................................6

  Section 3.05. Security.....................................................6

  Section 3.06. Conditions Precedent.........................................6

ARTICLE IV INSTALLMENT PAYMENTS..............................................7

  Section 4.01. Repayment of Loan............................................7

  Section 4.02. Time and Manner of Repayment.................................7

  Section 4.03. Payment Credits..............................................9

  Section 4.04. Additional Amounts Payable by the Corporation................9

  Section 4.05. Payments to Trustee.........................................10

  Section 4.06. Payments Unconditional; No Defense or Set-Off...............10

  Section 4.07. Optional Prepayments By Corporation.........................10

ARTICLE V WARRANTIES, REPRESENTATIONS AND COVENANTS OF CORPORATION..........12

  Section 5.01. General Representations, Warranties and Covenants...........12

  Section 5.02. Indemnification of Authority and Trustee....................13

  Section 5.03. Reports and Audits..........................................13

  Section 5.04. Taxes and Claims............................................14

  Section 5.05. Compliance with Laws........................................14

  Section 5.06. Tax-Exempt Bond Covenants...................................14

  Section 5.07. Insurance...................................................15

  Section 5.08. Observance of Terms of Documents............................15

  Section 5.09. Covenant With Bondholders...................................15

  Section 5.13. Investments.................................................15

  Section 5.14. Filings to Protect Security Interest in Trust Estate........16
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  Section 5.12. Renewal Letter of Credit; Alternate Letter of Credit........16

  Section 5.13. Remarketing Agent...........................................16

  Section 5.14. Purchase of Bonds...........................................16

ARTICLE VI DEFAULTS AND REMEDIES............................................17

  Section 6.01. Events of Default by Corporation............................17

  Section 6.02. Remedies Upon Event of Default..............................17

  Section 6.03. Remedies of Authority and Control of Remedies by Bank.......18

  Section 6.04. Waiver of Errors and Exemptions.............................18

  Section 6.05. No Remedy Exclusive.........................................18

  Section 6.06. No Waiver Implied...........................................18

  Section 6.07. Agreement to Pay Attorney's Fees and Expenses...............18

ARTICLE VII MISCELLANEOUS...................................................20

  Section 7.01. Representations and Special Covenants of Authority..........20

  Section 7.02. Assignment..................................................20

  Section 7.03. Term of Agreement...........................................21

  Section 7.04. Notices.....................................................21

  Section 7.05. Parties in Interest.........................................22

  Section 7.06. Survival of Covenants, Conditions and Representations.......22

  Section 7.07. Amendments..................................................22

  Section 7.08. Severability................................................23

  Section 7.09. Counterparts................................................23

  Section 7.10. Applicable Law..............................................23

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, dated as of July 1, 1997 (the "Agreement") between the ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic duly organized, existing and in good standing under the laws of the Commonwealth of Pennsylvania (the "Commonwealth") and UNITEL VIDEO, INC., a for-profit corporation organized under the laws of the State of Delaware (the "Corporation").

                                   WITNESSETH:

      WHEREAS, the Authority is a body corporate and politic existing under the laws of the Commonwealth of Pennsylvania pursuant to the Economic Development Financing Law, amended December 17, 1993, P.L. 490, No. 74, as amended (hereinafter called the "Act"), having been duly organized by the County of Allegheny, Pennsylvania (hereinafter called the "County"); and

      WHEREAS, the Corporation has, by duly authorized resolution, undertaken a project consisting of constructing and equipping up to two mobile video television production units to be based at its Allegheny County, Pennsylvania offices (the "Project"); and

      WHEREAS, the Authority is authorized under the Act to issue its bonds for the purposes of (i) financing all or a portion of the costs of the Project and
(ii) paying all or a portion of the costs of issuance of the Bonds (defined hereinafter) and the Authority has determined that the public interest will be best served and that the purposes of the Act can be more advantageously obtained by the Authority's issuance of bonds in order to obtain funds to loan to the Corporation for the foregoing purposes; and

      WHEREAS, it has been determined that in order to accomplish such purposes the Authority will issue its revenue bonds pursuant to a Trust Indenture dated as of July 1, 1997 (the "Indenture") between the Authority and PNC Bank, National Association, as trustee (the "Trustee"), in an initial aggregate principal amount of $5,000,000, which shall be designated Allegheny County Industrial Development Authority Variable Rate Demand Revenue Bonds, Series 1997 (Unitel Mobile Video Project) (the "Bonds"); and

      WHEREAS, the Authority and the Corporation hereby agree to enter into this Agreement, under the terms of which the Authority will lend the proceeds from the sale of the Bonds to the Corporation (the "Loan") to finance the costs of the Project and the Corporation will repay the Loan by making installment payments to the Authority in an aggregate amount sufficient to pay the principal of, premium, if any, and interest on the Bonds as the same become due and payable; and

      WHEREAS, the Bonds shall be secured by, among other things, the installment payments to be paid pursuant to this Agreement (except for the Unassigned Rights) to the Authority by the Corporation, which payments are to be assigned to the Trustee; and

      WHEREAS, the Corporation has obtained an Initial Letter of Credit (as hereinafter defined) from Bank of America, (the "Initial Bank") which can be drawn upon prior to the expiration thereof in an amount up to (a) an amount equal to the outstanding principal amount of the Bonds to be used (i) to pay the principal of the Bonds at maturity, earlier redemption or upon acceleration, and
(ii) to enable the Trustee's Agent (as hereinafter defined) to pay the portion of the purchase price equal to the principal amount of Bonds delivered or deemed delivered for purchase and not remarketed, plus (b) an initial amount equal to 49 days' accrued interest on the Bonds (calculated at a rate

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Loan Agreement, Series 1997 Bonds
Unitel Video, Inc.
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of 12% per annum) to be used (i) to pay interest on the Bonds and (ii) to pay the portion of the purchase price equal to the accrued interest, if any, on the Bonds properly delivered or deemed delivered for purchase and not remarketed; and

      WHEREAS, the issuance, sale and delivery of the Bonds and the execution and delivery of this Agreement have been in all respects duly and validly authorized in accordance with the Act by the resolutions of the Authority and as approved by the County; and

      NOW, THEREFORE, in consideration of the promises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Corporation, each intending to legally bind themselves and their respective successors and assigns, do mutually promise, covenant and agree as follows:

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Loan Agreement, Series 1997 Bonds                                        Page 2
Unitel Video, Inc.
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                                    ARTICLE I

                      DEFINITIONS - ACCEPTANCE OF INDENTURE

      Section 1.01. Definitions. All terms which are defined in the recitals hereto shall have the meaning assigned to them therein, unless otherwise defined herein or unless the context clearly requires otherwise. Capitalized terms used in this Agreement and not defined herein, unless the context clearly requires otherwise, shall have the same meanings as set forth in the Indenture.

      In addition, the following terms shall have the meanings specified below:

      "Audited Financial Statements" means financial statements of the Corporation prepared in accordance with generally accepted accounting principles which have been examined and reported on by an independent public accountant.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Bonds or the use of the proceeds thereof.

      "Cost" or "Costs" shall have the meaning ascribed to such term in the Indenture.

      "Documents" means this Agreement, the Indenture, the Bonds, the Letter of Credit Agreement, the Pledge Agreement and all other documents executed by the Corporation or the Authority in connection therewith.

      "GAAP" shall mean generally accepted accounting principles as defined more specifically in Section 1.04 hereof.

      "Loan" means the loan to the Corporation by the Authority, concurrently with the issuance of the Bonds, of the gross proceeds from the sale of the Bonds for the purpose of financing all or a portion of the Project.

      "Officer's Certificate" means a certificate signed, in the case of a certificate delivered by the Corporation, by the Chief Executive Officer, Chief Financial Officer, any Vice President, Secretary or Assistant Secretary of the Corporation or, in the case of a certificate delivered by any other Person, the chief executive or chief financial officer of such other Person, in either case whose authority to execute such Certificate shall be evidenced to the satisfaction of the Trustee.

      "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, a trust, an unincorporated organization, a governmental unit or an agency, political subdivision or instrumentality thereof or any other group or organization of individuals.

      "Unassigned Rights" means the fees and expenses payable to the Authority, the Authority's right to indemnification under Section 5.02 of this Agreement and the Authority's right to execute and deliver supplements and amendments to this Agreement.

      All definitions of documents herein shall include any and all amendments and supplements thereto and all definitions of persons or entities shall include their respective successors and assigns.

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Loan Agreement, Series 1997 Bonds                                        Page 3
Unitel Video, Inc.
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      All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP in effect from time to time, as modified by Section 1.04 hereof.

      Section 1.02. Acceptance of Indenture. The Corporation acknowledges that it has received an executed copy of the Indenture and that it is familiar with the terms and conditions of the Indenture. The Corporation further covenants that it will comply with all the conditions and covenants contained in the Indenture relating to the Corporation and the Project, and that it will not take any action which would cause a default thereunder or jeopardize the rights of the Trustee, the Authority or the Bondholders.

      Section 1.03. Assignment to Trustee. The Authority hereby notifies the Corporation, and the Corporation hereby acknowledges, that all of the Authority's right, title and interest in this Agreement (except the Unassigned Rights) are being assigned and pledged to the Trustee as security for the Bonds and the Bank or the Bank's Agent, as applicable. The Corporation consents to such assignment and acknowledges that the Bonds are being issued in reliance by the Trustee upon the assignment of the Authority's rights under this Agreement. The Corporation agrees that it shall perform all obligations and pay all amounts due from the Authority under the Bonds and the Indenture so that at all times there shall be no default thereunder.

      Section 1.04. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation, combination or other accounting computation is required to be made for the purposes of this Agreement or any agreement, document or certificate executed and delivered in connection with or pursuant to this Agreement, such determination or computation shall be done in accordance with GAAP.

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Loan Agreement, Series 1997 Bonds                                        Page 4
Unitel Video, Inc.
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                                   ARTICLE II

                                  THE PROJECT

      Section 2.01. The Project. The Project consists of constructing and equipping up to two mobile video television production units to be based at the Corporation's Allegheny County, Pennsylvania offices.

      Section 2.02. Costs of Project. The Corporation agrees and acknowledges that there is no implied or express warranty that the proceeds of the Bonds will be sufficient to pay the Costs of the Project.

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Loan Agreement, Series 1997 Bonds                                        Page 5
Unitel Video, Inc.
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                                   ARTICLE III

                              LOAN OF BOND PROCEEDS

      Section 3.01. Sale and Delivery of Bonds. In order to provide the funds necessary to finance the Project as provided for in this Agreement, the Authority agrees that it will use its best efforts to cause the Bonds to be issued, sold and delivered. All proceeds received from the sale of the Bonds shall be deposited by the Authority in trust with the Trustee in accordance with the requirements of the Indenture, for the benefit, however, of the Corporation, and in consideration of such issuance, sale and delivery of the Bonds, and such deposit, the Corporation shall apply such funds as provided herein and in the Indenture and shall make the payments specified in Article IV hereof and observe all other conditions and provisions hereof.

      Section 3.02. Loan of Bond Proceeds. Subject to the conditions hereof, the Authority will concurrently with the issuance of the Bonds lend the proceeds from the sale of the Bonds to the Corporation for the purpose of financing the Project.

      Section 3.03. Use of Bond Proceeds. The Authority shall deposit the proceeds from the sale of the Bonds with the Trustee to be expended and deposited all in accordance with the provisions of the Indenture.

      Section 3.04. Corporation Contribution. In the event the Loan should not be sufficient to pay the costs of the Project, the Corporation shall pay those costs in excess of the amount of the Loan.

      Section 3.05. Security. This Agreement is a general obligation of the Corporation and the full faith and credit of the Corporation is pledged to the payment of all sums due hereunder.

      Section 3.06. Conditions Precedent. The obligation of the Authority to provide the Loan is subject to the satisfaction of the following conditions:

            (a) The representations and warranties set forth herein shall be true and correct on and as of the date of the issuance of the Bonds and on such date no Event of Default as hereinafter defined and no condition or act which with the giving of notice or the lapse of time or both, would constitute such an Event of Default, shall have occurred and be continuing or shall exist;

            (b) The Corporation shall furnish to the Authority an Opinion of Counsel for the Corporation in form and substance satisfactory to the Authority as to matters which the Authority shall reasonably request; and

            (c) All legal details and proceedings in connection with the issuance of the Bonds and the making of the Loan shall be in form and substance satisfactory to the Authority and the Authority shall have received all originals or certified or other copies of such documents and proceedings in connection therewith in form and substance satisfactory to it as it may reasonably request.

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Loan Agreement, Series 1997 Bonds                                        Page 6
Unitel Video, Inc.
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                                   ARTICLE IV

                              INSTALLMENT PAYMENTS

      Section 4.01. Repayment of Loan. The Corporation hereby covenants and agrees that it shall repay the Loan to the Authority by making installment payments, in the manner and at the times hereinafter set forth, in sums sufficient to pay the principal of, premium, if any, and interest payable on the Bonds, and to pay all other amounts payable by the Corporation under the terms of this Agreement.

      Section 4.02. Time and Manner of Repayment. The Corporation agrees to make the following payments on the following dates:

            (a)   Interest:

                  (i) At all times while the Bonds are secured by a Letter of
      Credit.: On each Interest Payment Date for the Bonds while the Bonds are secured by a Letter of Credit, an amount which, after taking into consideration any amount on deposit in the Bond Fund (other than in the LOC Debt Service Account), is equal to the amount of the interest to become due on the Bonds on such Interest Payment Date; provided, however, that the Corporation may be entitled to certain credits on or reductions of such payments as permitted under Section 4.03 hereof and Section 408 of the Indenture.

                  (ii) At all times while the Bonds are NOT secured by a Letter of Credit following the Conversion Date: In the event that the Letter of Credit is terminated on and after the Conversion Date in accordance with
      Section 403 of the Indenture, the Corporation agrees to make the following payments on the following dates:

                        (A) On the 20th day of each month, beginning with the
            first month following the month in which the Conversion Date for the Bonds occurs, an amount which, together with an equal amount to be paid on the 20th day of each month, if any, occurring before the next succeeding Semiannual Date, will not be less than the interest to become due on the Bonds on the next succeeding Semiannual Date; and

                        (B) on the 20th day of each month thereafter, an amount
            equal to one-sixth (1/6) of the interest to become due on the Bonds on the next succeeding Semiannual Date; provided, however, that the Corporation may be entitled to certain credits on the payments in this Section 4.02(a)(ii) as permitted under Section 4.03 hereof.

            (b)   Principal:

                  (i) At all times while the Bonds are secured by a Letter of
      Credit: On each July 1, an amount equal to the principal to become due on the Bonds secured by a Letter of Credit on such date by Maturity; provided, however, that the Corporation may be entitled to certain credits on or reductions of such payments as permitted under Section 4.03 hereof and Section 408 of the Indenture.

                  (ii) At all times while the Bonds are NOT secured by a Letter of Credit following the Conversion Date: On the 20th day of each month beginning with the first month following the month in which the Conversion Date for the Bonds occurs, an amount which, together with an equal amount to be paid on the 20th day of each

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Loan Agreement, Series 1997 Bonds                                        Page 7
Unitel Video, Inc.
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      month, if any, occurring before the next succeeding July 1, will not be less than the principal to become due on the Bonds on the next succeeding July 1 by Maturity or mandatory redemption, and thereafter on the 20th day of each month an amount equal to one-twelfth (1/12) of the next installment of the principal becoming due on the Bonds on the next succeeding July 1 by Maturity or mandatory redemption; provided, however, that the Corporation may be entitled to certain credits on such payments as permitted under Section 4.03 hereof.

            (c) The Corporation shall provide for the payment of the principal of, interest and premium, if any, on the Bonds other than Pledged Bonds, Corporation Bonds and Bonds bearing interest at a Fixed Rate (subject to the provisions of Section 403(i) of the Indenture permitting the termination of the Letter of Credit in the Fixed Mode in certain situations) by delivery of a Letter of Credit to the Trustee which complies with the requirements of the Indenture. Simultaneously with the original issuance and delivery of the Bonds, the Corporation shall deliver the Initial Letter of Credit to the Trustee. The Corporation hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture and the Letter of Credit to the extent necessary to pay the principal of, premium, if any, and interest on the Bonds other than Pledged Bonds and Corporation Bonds if and when due.

            (d) The Corporation shall pay to the Trustee amounts equal to the amounts to be paid by the Trustee and the Trustee's Agent pursuant to Section 506 of the Indenture to purchase outstanding Bonds, such amounts to be paid by the Corporation to the Trustee and the Trustee's Agent, as the case may be, on the dates such payments pursuant to Section 506 of the Indenture are to be made; provided, however, that the obligation of the Corporation to make any such payment hereunder shall be reduced by the amount of any moneys available for such payment under clauses (i) or (ii) of Section 506(a) of the Indenture.

            (e) The Corporation shall provide for the payment of amounts to be paid by the Trustee or the Trustee's Agent pursuant to Section 506 of the Indenture by the delivery of the Letter of Credit to the Trustee. Simultaneously with the original issuance and delivery of the Bonds, the Corporation shall deliver the Initial Letter of Credit to the Trustee. The Corporation hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture and the Letter of Credit to the extent necessary to provide moneys payable under Section 506 of the Indenture if and when due.

            (f) Payments Required to Effect Optional Redemption. On or before the Business Day next preceding the date of redemption of any Bonds to be optionally redeemed pursuant to Section 511(a) of the Indenture, an amount not less than the full amount required to pay the principal of and premium, if any, on such Bonds to be optionally redeemed; provided, however, that the Corporation may be entitled to certain credits on or reductions of such payments as permitted under Section 408 of the Indenture.

            (g) Trustee's Fee. While the Bonds remain Outstanding, the reasonable compensation and expenses of the Trustee under the Indenture shall be paid directly to such Trustee by the Corporation upon the receipt by the Corporation of a bill for such services from the Trustee.

            (h) Authority's Annual Administrative Fee. The Corporation shall pay an initial closing fee in the amount of $5,000 together with a legal fee in the amount of $2,500 on the Closing Date. Commencing on the Closing Date and on August 1 of each year thereafter while the Bonds remain Outstanding, an amount equal to the Administrative Fee of the Authority shall be payable by (and not subject to refund) the Corporation. The Administrative Fee shall be in the amount of $1,250, together with any other administrative expenses

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Loan Agreement, Series 1997 Bonds                                        Page 8
Unitel Video, Inc.

(including reasonable legal fees) reasonably incurred by the Authority in connection with inquiring into, or enforcing, the performance by the Corporation of its obligations hereunder. The payment of any such administrative expenses shall be due within 30 days of receipt of an itemized statement from the Authority.

            (i) Rebate to the United States. If there is any amount required to be paid to the United States pursuant to Section 148(f) of the Code and Section 5.06(d) hereof, the Corporation shall pay such amount to the United States.

      Section 4.03. Payment Credits. Notwithstanding any provision contained in this Loan Agreement or in the Indenture to the contrary, the Corporation shall be entitled to receive a credit against the payments required by Section 4.02 in the following situations:

            (a) Principal and Interest: Any moneys on deposit in the Bond Fund, other than the LOC Debt Service Account, shall be credited against the obligation of the Corporation under Section 4.02(a) and/or (b) hereof for the payment of principal of and interest on the Bonds.

            (b) Purchase of Bonds: The principal amount of Bonds purchased by the Corporation and delivered to the Trustee, or purchased by the Trustee and canceled, shall be credited against the obligation of the Corporation to pay amounts equal to the principal due on the Bonds in such order as the Corporation shall elect prior to such purchase or if no such election is made prior to such purchase, in the inverse order thereof; provided, however, that deposit of a Bond of one Maturity may not be credited against an obligation which would be used, in the normal course, to retire a Bond of another Maturity; and provided further, however, that so long as a Letter of Credit is in effect with respect to all or a portion of the Bonds, the Corporation shall be entitled to the credit provided in this Section 4.03(b) only to the extent that Bonds the payment of which is secured by such Letter of Credit which are purchased by the Corporation and delivered to the Trustee, or purchased by the Trustee and canceled, are (in each instance) purchased with Eligible Moneys drawn under the Letter of Credit.

            (c) In addition, the Corporation shall be entitled to a credit during the year immediately preceding the final maturity date of the Bonds to the extent that any payment required to be made pursuant to Section 4.02 of this Agreement would, together with the amount held by the Trustee in all Funds under the Indenture, other than the LOC Debt Service Account, exceed the principal amount of the Bonds Outstanding and the amount of the interest due both at the final maturity date and the interest payment date immediately preceding the final maturity date.

            (d The Corporation shall also be entitled to a credit against payments required to be made pursuant to Section 4.02 hereof to the extent that the required payment due on the Bonds has been paid from moneys advanced under the Letter of Credit and the Corporation has directly reimbursed the Bank for such draw.

      Section 4.04. Additional Amounts Payable by the Corporation. It is the intention of the Authority and the Corporation that, notwithstanding any other provision of this Agreement, the Trustee, on the Authority's behalf, shall receive funds from the Corporation at such times and in such amounts as will enable the Authority to meet all of its obligations under the Bonds, including obligations surviving payment of the Bonds pursuant to the terms thereof. Accordingly, the Corporation agrees (but such agreement shall not limit the generality of the preceding sentence) that if any additional amounts become payable by the Authority pursuant to the terms of the Bonds to any holder of the Bonds, then additional amounts shall be due and payable by the Corporation to the Authority hereunder equal to any additional amounts that may be payable by the Authority under the Bonds, before or after payment of

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Loan Agreement, Series 1997 Bonds                                        Page 9
Unitel Video, Inc.

principal on the Bonds, all of which amounts shall be paid by the Corporation on the date that the comparable amounts are due by the Authority to such owner of the Bonds. The Corporation further agrees to pay any other amounts which the Authority is obligated under the Indenture to pay to the Trustee.

      Section 4.05. Payments to Trustee. All installment payments and other amounts payable by the Corporation hereunder shall be paid directly to the Trustee, except that indemnification payments due to the Authority pursuant to
Section 5.02 hereof shall be paid to the Authority and the Administrative Fee of the Authority shall be paid directly to the Authority.

      Section 4.06. Payments Unconditional; No Defense or Set-Off.

            (a) The obligations of the Corporation to pay the installments and other amounts payable hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the Authority under this Agreement or under any other agreement between the Corporation and the Authority or for any other reason, including, without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose or failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement, it being the intention of the parties that such installment payments and other amounts will be paid in full when due without any delay and will be received by the Authority and the Trustee as a net sum without deductions, abatements, diminution or set-off of any kind whatsoever.

            (b) Damage to or destruction of all or any portion of the Project by fire or any other cause shall not terminate this Agreement or cause any abatement of or reduction in the payments to be made by the Corporation hereunder, or otherwise alter the respective obligations of the Authority or the Corporation as set forth herein,

      Section 4.07. Optional Prepayments By Corporation.

            (a) The Corporation may prepay all or any portion of the Loan to the same extent and upon the same conditions that the Authority has the right to prepay the indebtedness evidenced by the Bonds. Any such amounts prepaid by the Corporation to the Trustee shall be credited against the outstanding balance of the Loan hereunder. Partial prepayments of the Loan made by the Corporation hereunder shall be credited against the obligation of the Corporation to pay amounts equal to the principal due on the Bonds in such order as the Corporation shall elect prior to such payment or if no such election is made prior to such payment, in the inverse order thereof. Payments of principal installments and interest falling due shall continue to be made in accordance with Sections 4.01 and 4.02 hereof until the entire outstanding balance of the Loan and all accrued interest have been paid or provision satisfactory to the Trustee has been made for the defeasance of the Bonds in accordance with Section 1201 of the Indenture.

            (b) If there are sufficient moneys available with the Trustee to meet the payment of principal of, premium, if any, and interest on all the Outstanding Bonds and sufficient funds available with the Trustee to meet all remaining obligations of the Corporation to the Authority and the Trustee, the Trustee shall so notify the Corporation in writing, and the Corporation shall then be relieved of making any further payments hereunder, and this Agreement shall terminate.

            (c) With respect to Bonds bearing interest at a Weekly Rate, the Corporation shall give the Trustee and the Authority not less than 35 days' prior written notice of any optional prepayment, which notice shall designate the date of prepayment and the amount

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Loan Agreement, Series 1997 Bonds                                        Page 10
Unitel Video, Inc.

thereof and direct the redemption of Bonds in the amount corresponding to the prepayment. Such notice may be withdrawn by the Corporation prior to delivery of the Trustee's notice of redemption to Bondholders pursuant to Section 512 of the Indenture. No such notice from the Corporation shall be required in the case of prepayments required to be made in order to provide for the payment of the redemption of Bonds required to be redeemed. The Corporation shall provide to the Bank a copy of any notice given pursuant to this Section 4.07(c).

            (d) In the case of a prepayment to be applied to the redemption of Bonds bearing interest at a Fixed Rate, the Corporation shall give the Trustee and the Authority not less than 50 days' prior written notice, which notice shall designate the date of prepayment and the amount thereof and direct the redemption of Bonds in the amount corresponding to the prepayment. Such notice may be withdrawn by the Corporation prior to delivery of the Trustee's notice of redemption to Bondholders pursuant to Section 512 of the Indenture. No such notice from the Corporation shall be required in the case of prepayments required to be made in order to provide for the payment of the redemption of Bonds required to be redeemed. The Corporation shall provide to the Bank a copy of any notice given pursuant to this Section 4.07(d).

            (e) Notwithstanding subsections (c) and (d) above, in the case of a prepayment to be applied to the special optional redemption of Pledged Bonds pursuant to Section 511(b) of the Indenture, the Corporation shall give the Trustee not less than one Business Days' prior written notice, which notice shall designate the date of prepayment and the amount thereof and direct the redemption of Pledged Bonds in the amount corresponding to the prepayment. The Corporation shall provide to the Bank a copy of any notice given pursuant to this Section 4.07(e).

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Loan Agreement, Series 1997 Bonds                                        Page 11
Unitel Video, Inc.

                                    ARTICLE V

            WARRANTIES, REPRESENTATIONS AND COVENANTS OF CORPORATION

      Section 5.01. General Representations, Warranties and Covenants. The Corporation represents warrants and agrees that:

            (a) All information, representations and warranties set forth in the certificates, executed and delivered by the Corporation in connection with the issuance of the Bonds by the Authority is true, correct and complete in all material respects as of the date of execution of this Agreement.

            (b) The Corporation shall not take any action that would cause the occurrence of an Event of Default under the terms of the Indenture.

            (c) The Corporation has full power and authority to execute and deliver the Documents executed and delivered by the Corporation, and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and all material governmental licenses, authorizations, consents and approvals required in each case of and for the Corporation in connection with its obligation under the Documents have been obtained. No consent or approval of any other person or public authority or regulatory body (other than the Authority) is required as a condition to the validity or enforceability of any of the Documents against the Corporation, or if required the same has been duly obtained.

            (d) Each of the Documents executed and delivered by the Corporation has been properly executed by the Corporation, constitutes the valid and legally binding obligation of the Corporation, and is fully enforceable against the Corporation in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights.

            (e) There is no litigation or proceeding pending or, so far as the Corporation knows, threatened, before any court or administrative agency which, in the opinion of the Corporation, will materially adversely affect the financial condition or operations of the Corporation or the authority of the Corporation to enter into, or the validity or enforceability of, any of the Documents executed and delivered by the Corporation.

            (f) There is (i) no provision of any existing mortgage, indenture, contract or agreement binding on the Corporation or affecting its property, and
(ii) no law binding upon the Corporation or affecting any of its property, which would conflict with or in any way prevent the execution, delivery or performance of any of the Documents executed and delivered by the Corporation or which would be in default or violated as a result of such execution, delivery or performance.

            (g) The Corporation has filed all federal, state and local tax returns which are required to be filed by the Corporation or has received extensions for filing the same and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.

            (h) There is no default by the Corporation under this Agreement or any other Documents and, no event has occurred and is continuing, and no condition exists which with notice or the passage of time or both would constitute a default under any thereof.

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Loan Agreement, Series 1997 Bonds                                        Page 12
Unitel Video, Inc.

      Section 5.02. Indemnification of Authority and Trustee. The Corporation agrees that (i) the Authority and the members, officers and employees thereof; and (ii) the Trustee and its officers, directors, employees and agents, shall not be liable for and the Corporation covenants and agrees to protect, exonerate, defend, indemnify and save the Authority and the members, officers, employees and agents thereof and the Trustee, its officers, directors, employees and agents, harmless from and against any and all costs, damages or liabilities (including the reasonable fees and expenses of legal counsel) which may arise out of the issuance of the Bonds or interpretations or performance of any provision of this Agreement, the Indenture or the Tax Regulatory Certificate, or arising from any breach or default on the part of the Corporation in the performance of any covenant or agreement on the part of the Corporation to be performed pursuant to the terms of this Agreement; and from and against all reasonable costs, counsel fees, expenses and liabilities incurred in or about the defense of any such claims or action or proceedings brought thereon. The Corporation may, at its cost and in its name or in the name of the Authority and/or the Trustee, prosecute or take any other action involving third persons which the Corporation deems necessary in order to insure or protect the Corporation's rights under this Agreement; in such event, the Authority and the Trustee will reasonably cooperate with the Corporation, but at the sole expense of the Corporation.

      The Authority or Trustee, as the case may be, shall give prompt written notice to the Corporation of any claim asserted against the Authority, its members, officers, employees or agents or the Trustee, its officers, directors, employees or agents, when such claim becomes known and which, if sustained, may result in liability of the Corporation hereunder; provided, however, that the failure by the Authority or the Trustee to give such notice shall not relieve the Corporation from its obligations to protect, exonerate, defend, indemnify and save the Authority and its members, officers or employees or the Trustee, its officers, directors, employees, and agents harmless as aforesaid, except to the extent that the failure to give such notice results in actual loss or damage to the Corporation; and in case any action or proceeding be brought against the Authority, its members, officers, employees or agents or the Trustee, its officers, directors, employees or agents, by reason of any such claim, the Corporation, upon notice as aforesaid, covenants and agrees diligently to resist or defend such action or proceedings; provided, however, that the indemnified party or parties will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by the Corporation.

      Notwithstanding anything contained herein to the contrary, the Corporation shall not be obligated to indemnify or hold harmless the Authority or its members, officers, employees or agents for its or their gross negligence or willful misconduct or the Trustee, it's officers, directors, agents and employees for its gross negligence or willful misconduct.

      Section 5.03. Reports and Audits. The Corporation shall:

            (a) as soon as practicable but in no event later than five months after the end of each of its fiscal years, file with the Trustee and the Authority Audited Financial Statements of the Corporation prepared as of the end of such fiscal year;

            (b) as soon as practicable but in no event later than five months after the end of each fiscal year, file with the Trustee and the Authority an Officer's Certificate stating whether to the best knowledge of the signers the Corporation is in default in the performance of any covenant contained in this Agreement and, if so, specifying each such default of which the signers may have knowledge;

            (c) if an Event of Default hereunder shall have occurred and be continuing, (i) file with the Trustee and the Authority such other financial statements and information concerning the operations and financial affairs of the Corporation (or of any consolidated

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Loan Agreement, Series 1997 Bonds                                        Page 13
Unitel Video, Inc.

group of companies of which the Corporation is a member) as the Trustee or the Authority may from time to time reasonably request, and (ii) provide access to the facilities of the Corporation for the purpose of inspection by the Trustee or the Authority during regular business hours or at such other times as the Trustee or the Authority may reasonably request.

      Section 5.04. Taxes and Claims. The Corporation shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or on its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties, provided that the Corporation shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings, so long as the security for the Bonds is not, in the opinion of the Trustee, materially impaired during the period of contest.

      Section 5.05. Compliance with Laws. The Corporation shall comply with all applicable federal, state and local laws, rules, regulations and orders of any governmental authority, subject to its right to contest the same in good faith, including, without limitation, the applicable requirements of Rule 15(c)2-12 as promulgated by the Securities and Exchange Commission (Such Rule not being applicable to the Corporation or the Bonds unless and until the Bonds convert to the Fixed Mode) and recognizing that the Authority is not an "obligated person" within the meaning of said Rule.

      Section 5.06. Tax-Exempt Bond Covenants.

            (a) The Corporation hereby covenants and agrees that:

                  (i) it shall at all times do and perform all acts and things necessary or desirable in order to assure that interest paid on the Bonds shall, for purposes of federal income taxation, be and remain excludable from the gross income of the recipients thereof and that it will refrain from doing or performing any act or thing that will cause such interest not to be so excludable.

                  (ii) it will not make any investment or other use of the proceeds (as that term is defined in Section 148 of the Code and all applicable regulations promulgated thereunder) of the Bonds which would cause the Bonds to be "arbitrage bonds" (as that term is defined in Section 148 of the Code and all applicable regulations promulgated thereunder), and that it will comply with the requirements of such Code section and regulations throughout the term of the Bonds.

            (b) The Corporation hereby covenants that the average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the facilities financed with the net proceeds of the Bonds.

            (c) Interest with respect to the Bonds is not guaranteed (in whole or in part) by the United States or any agency or instrumentality thereof; no portion of the proceeds of the Bonds are to be (a) used in making loans the payment of principal or interest with respect to which is to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), or (b) invested (directly or indirectly) in federally insured deposits or accounts except to the extent permitted under Section 149(b)(3) of the Code which provides exceptions which include (i) investments during any initial temporary period permitted under Section 148 of the Code, such as for certain construction periods, until such proceeds are needed for the purpose for which the Bonds were issued; (ii) investments in a bona fide debt service fund, within the meaning of Section 149(b)(3) of the Code, (iii) investments in a reasonably required reserve or replacement fund, within the meaning of Section 148(d) of the Code or (iv) investments in obligations issued by the United States Treasury; and the payment

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Loan Agreement, Series 1997 Bonds                                        Page 14
Unitel Video, Inc.

of principal of or interest on the Bonds is not otherwise indirectly guaranteed (in whole or in part) by the United States or any agency or instrumentality thereof.

            (d) The Corporation hereby covenants that it will perform all undertakings of and pay all amounts due to the Internal Revenue Service pursuant to the requirements of Section 148(f) of the Internal Revenue Code and will, in accordance with the Tax Regulatory Certificate:

                  (i) deliver to the Trustee and the Authority, a written statement, with appropriate supporting schedules, of the amount, if any, determined as of any computation date specified in such Tax Regulatory Certificate to be payable to the United States government with respect to the Bonds pursuant to Section 148(f) of the Code (which written statement and supporting schedules may be prepared by the Corporation or by an accounting, consulting or financial advisory firm retained by it for such purpose), and

                  (ii) submit to the Internal Revenue Service sufficient funds to make any payment required to be made under Section 148(f) of the Code, as disclosed in the written statement delivered pursuant to (i) above, accompanied by such related documentation as may be required to be filed with such payment; and

will retain records of all determinations made pursuant to the foregoing with regard to the Bonds until six years after the retirement of the last Bond.

      Section 5.07. Insurance. The Corporation will maintain, or cause to be maintained, insurance with respect to the Project covering such risks and in such amounts as is required by the Letter of Credit Agreement, and which liability policies shall name the Authority as additional insured. The Corporation will deliver evidence of such coverage to the Trustee and the Authority at the times and in the manner specified in the Letter of Credit Agreement.

      Section 5.08. Observance of Terms of Documents. The Corporation shall comply with all of the terms and conditions and covenants applicable to the Corporation contained in this Agreement and the Indenture.

      Section 5.09. Covenant With Bondholders. The Authority and the Corporation agree that this Agreement is executed in part to induce the purchase by others of the Bonds and accordingly, all representations, warranties, covenants and agreements on the part of the Corporation and the Authority as set forth herein are declared to be for the benefit of the Trustee and the registered owners from time to time of the Bonds and their respective successors and assigns.

      Section 5.13. Investments. The Authority and the Corporation agree that all moneys in any fund established under the Indenture may be invested in such Qualified Investments as the Corporation may direct in writing; provided, however, that any such directions shall conform to the requirements of the Indenture. The Trustee is hereby authorized to trade with itself in the purchase and sale of securities as provided in Section 404 of the Indenture.

      Section 5.11. Filings to Protect Security Interest in Trust Estate. The Corporation hereby agrees to file and refile such instruments as shall, in the Opinion of Counsel, be necessary to preserve the lien of the Indenture upon the Trust Estate or any part thereof granted in the Indenture until the principal of and interest on the Bonds secured by the Indenture shall have been paid and to furnish satisfactory evidence to the Trustee of recording, registering, filing and refiling of such instruments and of every additional instrument which shall, in the Opinion of Counsel, be necessary to preserve the lien of the Indenture upon

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Loan Agreement, Series 1997 Bonds                                        Page 15
Unitel Video, Inc.

the Trust Estate or any part thereof until the principal of and interest on the Bonds secured by the Indenture and all amounts payable under the Letter of Credit Agreement shall have been paid.

      Section 5.12. Renewal Letter of Credit; Alternate Letter of Credit.

            (a) The Corporation covenants and agrees not to permit any of the Bonds prior to the Conversion Date to be remarketed unless a Letter of Credit satisfying the requirements of the Indenture is in full force and effect. Similarly, prior to the Conversion Date, the Corporation may not cancel the Letter of Credit then in effect unless it provides a Renewal Letter of Credit or an Alternate Letter of Credit satisfying the requirements of the Indenture.

            (b) At any time, the Corporation may, at its option, subject to the provisions of the Letter of Credit Agreement, provide for the delivery to the Trustee of a Renewal Letter of Credit or an Alternate Letter of Credit in lieu of the Letter of Credit then in effect, which Letter of Credit shall meet the requirements of Section 403 of the Indenture.

      Section 5.13. Remarketing Agent. The Corporation covenants and agrees that it will comply with the provisions of Section 918 of the Indenture with respect to the removal and replacement of the Remarketing Agent.

      Section 5.14. Purchase of Bonds. So long as a Letter of Credit is in effect, the Corporation shall not acquire, and shall not permit any other Affiliate or Insider to acquire, any Bonds (other than Pledged Bonds or Bonds which bear interest at a Fixed Rate) except with Eligible Moneys or as otherwise required by Section 4.02(d) of this Loan Agreement.

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Loan Agreement, Series 1997 Bonds                                        Page 16
Unitel Video, Inc.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

      Section 6.01. Events of Default by Corporation. The occurrence of any of the following shall constitute an Event of Default hereunder:

            (a) Failure by the Corporation to make any payments under Sections
4.01 and 4.02 of this Agreement when due and such default shall not be cured within five days after such payment becomes due hereunder; or

            (b) Failure by the Corporation to make any payment hereunder or in the performance of or compliance with any of the provisions, warranties, covenants, agreements, terms or conditions contained in this Agreement, other than those specified in (a) above, which continues for thirty (30) days following written notice thereof to the Corporation from the Authority or the Trustee except in the case of a default which cannot be cured within such thirty
(30) days, in which case the period shall be extended for such period as is reasonable to cure the same with due diligence, provided the Corporation commences such performance or compliance within thirty (30) days and proceeds diligently to cure the same; or

            (c) If the Corporation shall make an assignment of substantially all of its assets for the benefit of creditors or is adjudicated a bankrupt or shall file a bill in equity or otherwise initiate proceedings for the appointment of a receiver of its assets, or shall file a case under the Federal Bankruptcy Code to be declared a bankrupt or for reorganization or otherwise initiate any proceedings in any court for a composition with its creditors or for relief in any manner from the payment of its debts when due under any state or federal laws; or if any proceedings in bankruptcy or for the appointment of a receiver shall be instituted against the Corporation under any state or federal law and shall not be dismissed within sixty (60) days; or

            (d) the occurrence of an Event of Default (after notice and passage of any applicable cure period) under any of the Documents.

Unless and until the Authority or the Trustee shall have exercised any remedies upon an Event of Default, and subject to the rights of the Bank to control all remedies, including any waiver of an Event of Default pursuant to the Indenture, the Corporation (or any other person on behalf of the Corporation) may at any time (a) pay all accrued unpaid payments then due and owing on the outstanding balance of the Loan and all other sums which the Corporation is obligated to pay hereunder; and (b) cure all other existing defaults hereunder, and in every such case, such payment and cure shall be deemed to constitute a waiver of the default and its consequences as though the default had not occurred.

      Section 6.02. Remedies Upon Event of Default. Upon the occurrence and continuance of an Event of Default:

            (a) Subject to Section 6.03 hereof, the entire outstanding balance of the Loan and any other sums which the Corporation is obligated to pay to the Authority hereunder shall immediately be due and payable; provided, however, that the Trustee shall have declared the acceleration of the Bonds in accordance with the Indenture.

            (b) The Trustee, after ten (10) days notice to the Corporation, may perform for the account of the Corporation any covenant of the Corporation hereunder in the performance of which the Corporation is in default or make any payment for which the Corporation is in default. The Corporation shall pay to the Trustee upon demand any amount paid by it in the performance of such covenant and any amounts which the Trustee shall have

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Loan Agreement, Series 1997 Bonds                                        Page 17
Unitel Video, Inc.

paid by reason of failure of the Corporation to comply with any covenant or provision of this Agreement, including reasonable counsel fees incurred in connection with prosecution or defense of any proceedings instituted by reason of default of the Corporation, together with interest at a rate equal to the lesser of the highest rate permitted by applicable law and the cost of the money to the Trustee, from the date of payment until repayment by the Corporation.

            (c) The Authority and the Trustee, as assignee, may pursue any other right/remedy available at law or in equity.

      6.03. Remedies of Authority and Control of Remedies by Bank.

            (a) In addition to the rights of the Trustee under Section 6.02 hereof, the Authority shall have the right to proceed against the Corporation for payment of Administrative Fees pursuant to Section 4.02(h) hereof and for indemnification pursuant to Section 5.02 hereof.

            (b) Control of Remedies by Bank. Anything herein to the contrary notwithstanding, if the Bank has not failed to make any payment required under the Letter of Credit, the Bank shall have the exclusive right to exercise or direct the exercise of remedies with respect to the Bonds and the Loan Agreement in accordance with the terms hereof following an Event of Default.

      Section 6.04. Waiver of Errors and Exemptions. The Corporation hereby waives and releases all technical errors, defects and imperfections whatsoever of a procedural nature in the entering of any judgment or any process or proceedings arising out of this Agreement. The Corporation also waives the benefit of any law which now or hereafter might authorize the stay of any execution to be issued or any judgment recovered hereunder or the exemption of any property from levy or sale thereunder.

      Section 6.05. No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

      Section 6.06. No Waiver Implied. No waiver by the Authority, the Bank or the Trustee of any breach by the Corporation of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by the Authority, the Bank or the Trustee to seek a remedy for any breach by the Corporation be a waiver by the Authority, the Bank or the Trustee of its rights and remedies with respect to any subsequent breach.

      Section 6.07. Agreement to Pay Attorney's Fees and Expenses. In the event the Corporation should default under any of the provisions of this Agreement and the Authority, the Bank or the Trustee (in its own name or in the name and on behalf of the Authority) should employ attorneys or incur other expenses for the collection of the payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Corporation herein contained, the Corporation will, on demand therefor, pay to the Authority or the Trustee (as the case may be) the reasonable fee of such attorneys and such other reasonable expenses so incurred.

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Loan Agreement, Series 1997 Bonds                                        Page 18
Unitel Video, Inc.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Representations and Special Covenants of Authority. The Authority represents, warrants and agrees that:

            (a) It is a public body corporate and politic constituting an instrumentality of the Commonwealth and is authorized under the Act to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. The Authority has duly authorized the execution and delivery of this Agreement and all other Documents to which the Authority is a party, and will do or cause to be done all things necessary to preserve and keep such Documents in full force and effect. Each of the Documents to which the Authority is a party constitutes the legal, valid and binding obligation of the Authority, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights heretofore and hereafter enacted to the extent constitutionally applicable and except that its enforcement may also be subject to the exercise of judicial discretion in appropriate cases

            (b) The execution and delivery by the Authority of the Bonds, this Agreement, the Indenture and all other Documents to which it is a party and compliance with the provisions of such instruments will not conflict with or constitute a breach of, or default under, any indenture, commitment, agreement or other instrument to which the Authority is a party or by which it is bound, or, as presently construed, any constitutional or statutory provision, or rule, regulation, ordinance, judgment, order or decree to which the Authority or any of its property, is subject.

            (c) There is no action, suit, proceeding, inquiry or investigation at law or in equity, before or by any court, public board or body, pending or, to the best of its knowledge, threatened against the Authority (nor is there any basis therefor) (i) which in any way questions the powers of the Authority to enter into this transaction, or the validity of the proceedings taken by the Authority in connection with the issuance of the Bonds, (ii) wherein an unfavorable decision, ruling or finding would materially adversely affect the transaction contemplated by this Agreement, the Indenture or the Bonds or (iii) which in any way would adversely affect the validity or enforceability of the Bonds, this Agreement or the Indenture (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby or hereby).

            (d) The Authority has full power and authority to execute and deliver the Documents executed and delivered by the Authority, and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and all material governmental licenses, authorizations, consents and approvals required in each case of and for the Authority in connection with its obligation under the Documents have been obtained. No consent or approval of any other person or public authority or regulatory body is required as a condition to the validity or enforceability of any of the Documents against the Authority, or if required the same has been duly obtained.

      Section 7.02. Assignment. The Corporation will not assign all or any part of its obligations under this Agreement to another Person or Persons; provided that the Corporation may assign all or a part of the Corporation's obligations under this Agreement to another Person or Persons subject to the requirement that (a) the assignee assumes in writing all of the obligations of the Corporation, or in the case of an assignment of a part of the Corporation's obligations under this Agreement, that portion of the obligations assigned, under this

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Loan Agreement, Series 1997 Bonds                                        Page 19
Unitel Video, Inc.

Agreement; (b) there is delivered to the Trustee, the Authority and the Bank prior to the consummation of such assignment an Opinion of Counsel to the effect that such assignment is permitted hereunder and does not subject the interest payable on the Bonds to United States income taxes or cause the Bonds to be deemed "arbitrage bonds" within the meaning of Section 148 of the Code and the regulations thereunder, and (c) there is delivered to the Trustee prior to the consummation of such assignment written evidence from the Bank that it consents to such assignment. Every assignee shall be bound by all of the covenants and agreements of the Corporation herein. Upon satisfaction with the preconditions to assignment contained in this Section 7.02 and the execution and delivery of such documents as are reasonably necessary to effect such assignment, the Corporation shall no longer be liable for such portion of its obligations under this Agreement properly assigned to another Person or Persons.

      Section 7.03. Term of Agreement. This Agreement shall remain in full force and effect for a term commencing on the date of the issuance of the Bonds and terminating at such time as there are no Bonds Outstanding under the provisions of the Indenture; provided, however, that this Agreement and the obligation of the Corporation to make payments pursuant to the provisions of Article IV hereof shall continue following the discharge of the Bonds until such time as any amounts due to the Internal Revenue Service for rebate required by the Indenture and the Tax Regulatory Certificate and any other amounts due under this Agreement have been satisfied.

      Section 7.04. Notices. Except as otherwise provided in this Agreement, all notices, directions, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when received following mailing, addressed as follows or hand delivered to the following addresses:

      If to the Authority:

                        Allegheny County Industrial Development Authority 400 Fort Pitt Commons
                        445 Fort Pitt Blvd.
                        Pittsburgh, Pennsylvania 15219
                        Attention: Authorities Manager

      If to the Corporation:

                        Unitel Video, Inc.
                        555 West 57th Street, Suite 1240
                        New York, NY 10019
                        Attention: Chief Financial Officer

                        with a copy to:

                        Karen Ceil Lapidus, General Counsel
                        at the above address

      If to the Trustee:

                        PNC Bank, National Association
                        One Oliver Plaza, 27th Floor
                        Pittsburgh, PA 15265
                        Attn: Corporate Trust Division

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Loan Agreement, Series 1997 Bonds                                        Page 20
Unitel Video, Inc.

      If to the Initial Bank:

                        Bank of America
                        c/o Heller Financial, Inc.
                        500 Monroe Street
                        Chicago, IL 60661
                        Attn:  Jerry Sepich

A copy of each notice, direction, certificate, request or other communication given hereunder to the Authority, the Corporation or the Trustee shall also be given to the others. Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, directions, certificates, requests or other communications shall be sent.

      Section 7.05. Parties in Interest. This Agreement shall inure to the benefit of the Authority, the Corporation, the Trustee and their respective successors and assigns, and shall be binding upon the Authority, the Corporation and their respective successors and assigns, and no other Person, other than the Trustee, the Authority, the Bondholders and the Bank and their respective successors and assigns, shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that, except as provided in the Act, neither the Authority, the County, the Commonwealth nor any political subdivision thereof shall be liable for the payment of the principal of or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement created by or arising out of this Agreement or the issuance of the Bonds, except as specifically provided herein, and, further, that neither the Bonds nor any such obligation or agreement of the Authority shall be construed to constitute an indebtedness of the Authority, the County, the Commonwealth or any political subdivision thereof or a charge against their general credit or taxing powers within the meaning of any constitutional or statutory provisions whatsoever, but shall be limited obligations of the Authority payable solely out of the Trust Estate, including the revenues derived from this Agreement, or from the sale of the Bonds or income earned on invested funds, as provided herein and in the Indenture. It is further understood and agreed by the Corporation, that the Authority shall incur no pecuniary liability hereunder, and shall not be liable for any expenses related hereto, including administrative expenses and fees and disbursements of Bond Counsel retained in connection therewith, all of which expenses the Corporation has agreed to pay. The Authority has no taxing power.

      Section 7.06. Survival of Covenants, Conditions and Representations. Notwithstanding anything herein to the contrary, all covenants, conditions and representations of the Corporation and the Authority contained herein which, by nature, impliedly or expressly involve performance in any particular manner after the settlement pursuant to Article III or which cannot be ascertained to have been performed until after the said settlement shall survive said settlement.

      Section 7.07. Amendments.

            (a) Except for the amendments provided for by Section 7.07(b) hereof, this Agreement may not be amended except in accordance with and to give effect to Article XI of the Indenture as evidenced by an instrument in writing signed by the parties.

            (b) Section 5.06(d) hereof concerning the Corporation's obligation to comply with the rebate requirements of Section 148(f) of the Code, may be amended by an instrument in writing signed by the parties hereto in the event that the Corporation delivers to the Trustee an Officer's Certificate accompanied by an Opinion of Counsel addressed to the

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Loan Agreement, Series 1997 Bonds                                        Page 21
Unitel Video, Inc.

Trustee to the effect that amendments to such section are necessary or desirable to comply with the provisions of Section 148(f) of the Code.

            (c) The Corporation shall reimburse the Authority and the Trustee for all reasonable costs and expenses, including, without limitation, reasonable attorney's fees, paid or incurred by the Authority or the Trustee in connection with any amendments or modifications of this Agreement or to the Indenture and any document, instrument or agreement related hereto or thereto, and the discussion, negotiation, preparation, approval, execution and delivery of any and all documents necessary or desirable to effect such amendments or modifications. A copy of any amendments shall be sent to the Rating Agency, if any.

      Section 7.08. Severability. If any clause, provision or section of this Agreement shall be ruled invalid, illegal or unenforceable for any reason, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed as if such clause, provision or section had not been contained herein.

      Section 7.09. Counterparts. This Agreement may be executed in several counterparts, any or all of which shall constitute one and the same instrument.

      Section 7.10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

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Loan Agreement, Series 1997 Bonds                                        Page 22
Unitel Video, Inc.

      IN WITNESS WHEREOF, the ALLEGHENY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY and UNITEL VIDEO, INC. have caused this Loan Agreement to be duly executed as of the day and year first above written.


ATTEST:                             ALLEGHENY  COUNTY  INDUSTRIAL  DEVELOPMENT
                                    AUTHORITY


By:   /s/ Gregg Bernaciak           By: /s/ James M. Edwards
   ---------------------------          -------------------------------
       Authorized Designate                Chairman


ATTEST:                             UNITEL VIDEO, INC.


By:   /s/ Karen Ceil Lapidus        By:   /s/George Horowitz
   ---------------------------          -------------------------------
      Authorized Officer                  Authorized Officer

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Loan Agreement, Series 1997 Bonds
Unitel Video, Inc.